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                                                                     EXHIBIT 4.4

                                NOVA CORPORATION

                        1996 DIRECTORS STOCK OPTION PLAN
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                                NOVA CORPORATION
                        1996 DIRECTORS STOCK OPTION PLAN



                                   ARTICLE 1
                                    PURPOSE

     1.1 General Purpose. The purpose of this Plan is to further the growth and development of the Company by encouraging Directors who are not employees of the Company to obtain a proprietary interest in the Company by owning its stock. The Company intends that the Plan will provide such persons with an added incentive to continue to serve as Directors and will stimulate their efforts in promoting the growth, efficiency and profitability of the Company. The Company also intends that the Plan will afford the Company a means of attracting persons of outstanding quality to service on the Board and on the board of directors of parent and subsidiary corporations of the Company.

     1.2 Intended Tax Effects of Options. It is intended that the tax effects of any NQSO granted hereunder should be determined under Code (S)83.


                                   ARTICLE 2
                                  DEFINITIONS

     The following words and phrases as used in this Plan shall have the meanings set forth in this Article unless a different meaning is clearly required by the context:

     2.1  1933 Act shall mean the Securities Act of 1933, as amended.

     2.2  1934 Act shall mean the Securities Exchange Act of 1934, as amended.

     2.3 Beneficiary shall mean, with respect to an Optionee, the individual or individuals to whom the Optionee's Options shall be transferred upon the Optionee's death (i.e., the Optionee's Beneficiary).

     (a) Designation of Beneficiary. An Optionee's Beneficiary shall be the individual who is last designated in writing by the Optionee as such Optionee's Beneficiary hereunder. An Optionee shall designate his or her original Beneficiary in writing on his or her Option Agreement. Any subsequent modification of the Optionee's Beneficiary shall be in a written executed and notarized letter addressed to the Company and shall be effective when it is received and accepted by the Committee, determined in the Committee's sole discretion.

     (b) No Designated Beneficiary. If, at any time, no Beneficiary has been validly designated by an Optionee, or the Beneficiary designated by the Optionee is no longer living at the time of the Optionee's death, then the Optionee's Beneficiary shall be deemed to be the individual or individuals in the first of the following classes of individuals with one or members of such class

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surviving or in existence as of the Optionee's death, and in the absence thereof, the Optionee's estate: (A) the Optionee's surviving spouse; or (B) the Optionee's then living lineal descendants, per stirpes.

     (c) Designation of Multiple Beneficiaries. An Optionee may, consistent with subsection (a) above, designate more than one Person as a Beneficiary if, for each such Beneficiary, the Optionee also designates a percentage of the Optionee's Options to be transferred to such Beneficiary upon the Optionee's death. Unless otherwise specified by the Optionee, any designation by the Optionee of multiple Beneficiaries shall be interpreted as a designation by the Optionee that each such Beneficiary should be entitled to an equal percentage of the Optionee's Options. Each Beneficiary shall have complete and non-joint rights with respect to the portion of an Optionee's Options to be transferred to such Beneficiary upon the Optionee's death.

     (d) Contingent Beneficiaries. An Optionee may designate a contingent Beneficiary to receive a Beneficiary's Option in the event that such Beneficiary should predecease the Optionee; otherwise, in the event a Beneficiary predeceases the Optionee, then the individual or individuals specified in subsection (b) above shall be the Optionee's Beneficiary.

     2.4  Board shall mean the Board of Directors of the Company.

     2.5 Cause shall mean an act or acts by an individual involving personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, breach of contract or violation of Company policy, intentional failure to perform stated duties or willful violation of any law, rule or regulation (other than traffic violations or similar offenses), and the unlawful trading in the securities of the Company or of another corporation based on information gained as a result of the performance of services for the Company.

     2.6 Change of Control shall mean the occurrence of any one of the following events:

     (a) Acquisition By Person of Substantial Percentage. The acquisition by any individual or entity (including "affiliates" and "associates" of such individual or entity, but excluding the Company, any "parent" or "subsidiary" of the Company, or any employee benefit plan of the Company or of any "parent" or "subsidiary" of the Company) of a sufficient number of shares of the Common Stock, or securities convertible into the Common Stock, and whether through direct acquisition of shares or by merger, consolidation, share exchange, reclassification of securities or recapitalization of or involving the Company or any "parent" or "subsidiary" of the Company, to constitute the individual or entity the actual or beneficial owner (within the meaning of that term as it is used in Section 13(d) of the 1934 Act and the rules promulgated thereunder) of 20% or more of the Common Stock, but only if such acquisition occurs without the prior approval of the Company's Continuing Directors;

     (b) Substantial Change of Board Members. The Company's Continuing Directors fail to constitute at least a majority of the members of the Board of Directors of the Corporation;

     (c) Disposition of Assets. Any sale or other transfer of all or substantially all of the assets of the Company or of any "significant subsidiary" (as that term is defined in Rule 1.02 of the Regulation S-X promulgated under the 1934 Act) of the Company without the approval of the Corporation's Continuing Directors; or

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     (d) Transactions Requiring Regulatory Approval.  The filing by an individual or entity of an application with any regulatory authority having jurisdiction over the ownership of the Company in connection with any transaction by such individual or entity to acquire 20% or more of the combined voting power of the Company's then outstanding securities without the prior approval of the Company's Continuing Directors.

For purposes of this Section, the terms "affiliate," "associate," "parent" and "subsidiary" shall have the respective meanings ascribed to such terms in Rule 12b-2 under Section 12 of the 1934 Act.

     2.7  Code shall mean the Internal Revenue Code of 1986, as amended.

     2.8 Committee shall mean the Board which shall administer and interpret the Plan in accordance with Article 3 below.

     2.9  Common Stock shall mean the common stock of the Company.

     2.10 Company shall mean NOVA Corporation, and shall also mean any parent or subsidiary corporation of NOVA Corporation unless the context clearly indicates otherwise.

     2.11 Continuing Director shall mean a Director (i) who was a Director as of the Effective Date, or (ii) who becomes a Director subsequent to the Effective Date and whose election or nomination for election by the Board was duly approved by Directors at the time of such election or nomination who were Directors as of the Effective Date, whether by a specific vote or by approval of the proxy statement issued by the Company on behalf of the Board.

     2.12 Director shall mean an individual who is serving as a member of the Board (i.e., a director of the Company) or who is serving as a member of the board of directors of a parent or subsidiary corporation of the Company.

     2.13 Disability shall mean, with respect to an individual, the total and permanent disability of such individual as determined by the Committee in its sole discretion.

     2.14 Effective Date shall mean October 17, 1996, the date on which this Plan was originally adopted by the Board, subject to shareholder approval. See
Article 9 herein.

     2.15 Fair Market Value of the Common Stock as of a date of determination shall mean the following:

     (a) Stock Listed and Shares Traded. If the Common Stock is listed and traded on a national securities exchange (as such term is defined by the 1934
Act) or on the Nasdaq National Market System on the date of determination, the Fair Market Value per share shall be the closing price of a share of the Common Stock on said national securities exchange or National Market System on the date of determination. If the Common Stock is traded in the over-the-counter market, the Fair Market Value per share shall be the average of the closing bid and asked prices on the date of determination.

     (b) Stock Listed But No Shares Traded. If the Common Stock is listed on a national securities exchange or on the National Market System but no shares of the Common Stock are traded

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on the date of determination but there were shares traded on dates within a reasonable period before the date of determination, the Fair Market Value shall be the closing price of the Common Stock on the most recent date before the date of determination. If the Common Stock is regularly traded in the over-the-counter market but no shares of the Common Stock are traded on the date of determination (or if records of such trades are unavailable or burdensome to obtain) but there were shares traded on dates within a reasonable period before the date of determination, the Fair Market Value shall be the average of the closing bid and asked prices of the Common Stock on the most recent date before the date of determination.

     (c) Stock Not Listed. If the Common Stock is not listed on a national securities exchange or on the National Market System and is not regularly traded in the over-the-counter market, then the Committee shall determine the Fair Market Value of the Common Stock from all relevant available facts, which may include the average of the closing bid and asked prices reflected in the over-the-counter market on a date within a reasonable period either before or after the date of determination or opinions of independent experts as to value and may take into account any recent sales and purchases of such Common Stock to the extent they are representative.

The Committee's determination of Fair Market Value, which shall be made pursuant to the foregoing provisions, shall be final and binding for all purposes of this Plan.

     2.16 NQSO shall mean an option to which Code (S)422 (relating generally to certain incentive stock options and other options) does not apply.

     2.17 Option shall mean NQSO's granted to individuals pursuant to the terms and provisions of this Plan.

     2.18 Option Agreement shall mean a written agreement, executed and dated by the Company and an Optionee, evidencing an Option granted under the terms and provisions of this Plan, setting forth the terms and conditions of such Option, and specifying the name of the Optionee and the number of shares of stock subject to such Option.

     2.19 Option Price shall mean the purchase price of the shares of Common Stock underlying an Option.

     2.20 Optionee shall mean an individual who is granted an Option pursuant to the terms and provisions of this Plan.

     2.21 Person shall mean any individual, organization, corporation, partnership or other entity.

     2.22 Plan shall mean this NOVA Corporation 1996 Directors Stock Option Plan, which was amended and restated as of March 25, 1997.


                                   ARTICLE 3
                                 ADMINISTRATION

     3.1 General Administration. The Plan shall be administered and interpreted by the Committee. Subject to the express provisions of the Plan, the Committee shall have authority to interpret the Plan, to

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prescribe, amend and rescind rules and regulations relating to the Plan, to determine the terms and provisions of the Option Agreements by which Options shall be evidenced (which shall not be inconsistent with the terms of the Plan), and to make all other determinations necessary or advisable for the administration of the Plan, all of which determinations shall be final, binding and conclusive; provided, however, no individual who is a member of the Committee shall administer or interpret any Option granted to such individual or participate in any decision made pursuant to Section 5.2(e) concerning the exchange of Options granted to such individual.

     3.2 Organization. The Committee may select one of its members as its chairman and shall hold its meetings at such times and at such places as it shall deem advisable. A majority of the Committee shall constitute a quorum, and such majority shall determine its actions. The Committee shall keep minutes of its proceedings and shall report the same to the Board at the meeting next succeeding.

     3.3 Indemnification. In addition to such other rights of indemnification as they have as directors or as members of the Committee, the members of the Committee, to the extent permitted by applicable law, shall be indemnified by the Company against reasonable expenses (including, without limitation, attorneys' fees) actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any Options granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved to the extent required by and in the manner provided by the articles or certificate of incorporation or the bylaws of the Company relating to indemnification of directors) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such Committee member or members did not act in good faith and in a manner he or they reasonably believed to be in or not opposed to the best interest of the Company.


                                   ARTICLE 4
                                     STOCK

     The stock subject to the Options and other provisions of the Plan shall be authorized but unissued or reacquired shares of Common Stock. Subject to readjustment in accordance with the provisions of Article 7, the total number of shares of Common Stock which may be granted to, or for which Options may be granted to, persons participating in the Plan shall not exceed in the aggregate 150,000 shares of Common Stock. Notwithstanding the foregoing, shares of Common Stock allocable to the unexercised portion of any expired or terminated Option again may become subject to Options under the Plan.


                                   ARTICLE 5
                  ELIGIBILITY TO RECEIVE AND GRANT OF OPTIONS

     5.1 Individuals Eligible for Grants of Options. The individuals eligible to receive Options hereunder shall be solely those individuals who are Directors and who are not employees of the Company or any parent or subsidiary corporation of the Company and who are not designated by 5% or more shareholders of the Company. Such Directors shall receive Options hereunder in accordance with the provisions of Section 5.2 below.

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     5.2  Grant of Options.  Upon the approval of the Committee, Options shall be granted to those Directors who are eligible under Section 5.1 above in accordance with the following formulas:

     (a) Option Upon Initially Becoming a Director. Upon initially becoming a Director, an individual shall, subject to subsection (d) below, be granted an Option to purchase 2,000 shares of Common Stock. Options granted under this subsection shall be subject to the provisions of Article 6 below and evidenced by the Option Agreement shown in Exhibit A. The Options granted under this subsection (a) shall not be granted to a Director who has previously served as a Director and who is again becoming a Director, but shall only be granted upon an individual's initially becoming a Director.

     (b) Option Upon Commencement of Term. Upon beginning any term of service as a Director, an individual shall, subject to subsection (d) below, be granted an Option to purchase a number of shares of Common Stock, where such number of shares subject to the Option is equal to a fraction, the numerator of which shall be 2,000 multiplied by the number of full calendar months to be served in such Director's initial term, and the denominator of which shall be 12. Partial calendar months to be served shall be counted as full months for the purposes of this subsection only. Options granted under this subsection shall be subject to the provisions of Article 6 below and evidenced by the Option Agreement shown in Exhibit A.

     (c) Transitional Provisions. Except as provided in this subsection (c), no individual who is serving as a Director as of the Effective Date of this Plan shall be entitled to any Options under this Plan until the expiration of his current term:

     (A) Initial Options. Each Director as of the Effective Date shall, subject to subsection (d) below, be granted Options under the terms and provisions of subsection (a) above as of the Effective Date as if such Director had initially become a Director on the Effective Date. Options granted under this subsection
(A) shall be evidenced by the Option Agreement shown in Exhibit A.

     (B) Term Options. Each Director as of the Effective Date shall, subject to subsection (d) below, be granted Options under the terms and provisions of subsection (b) above as of the Effective Date as if such Director had begun a new term as a Director on the Effective Date, with such new term to begin on the Effective Date and ending as of the date on which the Director's current term would otherwise have ended. Options granted under this subsection (B) shall be evidenced by the Option Agreement shown in Exhibit A.

     (d) Rules Against Double Granting of Options for Simultaneous Service. Notwithstanding any provision of this Section to the contrary, an individual who becomes a Director by virtue of simultaneously becoming a member of the Board and a member of the board of directors of a parent or subsidiary corporation of the Company, or who continues as a Director by virtue of simultaneously being elected or appointed to a new term on the Board and on the board of directors of a parent or subsidiary corporation of the Company, shall only be granted Options pursuant to the preceding subsections (a), (b) or (c) of this Section by virtue of such individual's service on the Board, and not by virtue of such individuals's service on the board of directors of a parent or subsidiary corporation of the Company.

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     (e) Exchange of Options.  The Committee in its sole discretion may grant new Options to purchase shares of Common Stock to a Director in exchange for the voluntary surrender by such Director of Options previously granted to such Director under the terms and provisions of subsections (a) through (d) of this
Section 5.2, where such new Options shall contain exercise periods, expiration dates, vesting periods, number of shares subject to option, and other terms and provisions which are exactly identical to the exercise periods, expiration dates, vesting periods, number of shares subject to option, and other terms and provisions of the Options surrendered, with the sole exception that the Option Price under the new Options granted shall be the Fair Market Value of the Common Stock on the date the new Options are granted rather than on the date the surrendered Options were granted. For purposes of interpreting the preceding sentence, it is intended that any new Options granted in lieu of surrendered Options would be exactly identical to the surrendered Options if such surrendered Options had originally specified an Option Price equal to the Fair Market Value of the Common Stock on the date the new Options are granted rather than on the date the surrendered Options were granted. Thus, for example, the Optionee will vest in such newly granted Options on the same date and in the same manner as he would have vested in the surrendered Options, the Optionee will be able to exercise the newly granted Options on the same date and in the same manner as he would have vested in the surrendered Options, and the Optionee's newly granted Options shall expire on the same date and in the same manner as would his surrendered Options.


                                   ARTICLE 6
                        TERMS AND CONDITIONS OF OPTIONS

     Options granted hereunder and Option Agreements shall comply with and be subject to the following terms and conditions:

     6.1 Requirement of Option Agreement. Upon the grant of an Option hereunder, the Committee shall prepare (or cause to be prepared) an Option Agreement. The Committee shall present such Option Agreement to the Optionee. Upon execution of such Option Agreement by the Optionee, such Option shall be deemed to have been granted effective as of the date of grant. The failure of the Optionee to execute the Option Agreement within 30 days after the date of the receipt of same shall render the Option Agreement and the underlying Option null and void ab initio.

     6.2 Optionee and Number of Shares. Each Option Agreement shall state the name of the Optionee and the total number of shares of the Common Stock to which it pertains, the Option Price, the Beneficiary of the Optionee, and the date as of which the Option was granted under this Plan.

     6.3 Vesting. Each Option shall first become exercisable (i.e., vested) with respect to such portions of the shares subject to such Option as are specified in the schedule set forth hereinbelow:

     (a) Commencing as of the first anniversary of the date the Option is granted, the Optionee shall have the right to exercise the Option with respect to, and to thereby purchase, 25% of the shares subject to such Option. Prior to said date, the Option shall be unexercisable in its entirety.

     (b) Commencing as of the second anniversary of the date the Option is granted, the Optionee shall have the right to exercise the Option with respect to, and to thereby purchase, an additional 25% of the shares subject to the Option.

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     (c) Commencing as of the third anniversary of the date the Option is granted, the Optionee shall have the right to exercise the Option with respect to, and to thereby purchase, an additional 25% of the shares subject to the Option.

     (d) Commencing as of the fourth anniversary of the date the Option is granted, the Optionee shall have the right to exercise the Option with respect to, and to thereby purchase, the remainder of the shares subject to such Option.

     (e) Notwithstanding subsections (a) through (d) above, any Options previously granted to an Optionee shall become immediately vested and exercisable for 100% of the number of shares subject to the Options upon the Optionee's becoming Disabled or upon his death or upon a Change in Control.

Other than as provided above, if an Optionee ceases to be a Director of the Company, his rights with regard to all non-vested Options shall cease immediately.

     6.4 Option Price. The Option Price of the shares of Common Stock underlying each Option shall be the Fair Market Value of the Common Stock on the date the Option is granted. Upon execution of an Option Agreement by both the Company and Optionee, the date as of which the Option was granted under this Plan as noted in the Option Agreement shall be considered the date on which such Option is granted.

     6.5 Terms of Options. Terms of Options granted under the Plan shall commence on the date of grant and shall expire on such date as the Committee may determine for each Option; provided, in no event shall any Option be exercisable after ten years from the date the Option is granted. No Option shall be granted hereunder after ten years from the earlier of (a) the date the Plan is approved by the shareholders, or (b) the date the Plan is adopted by the Board.

     6.6 Terms of Exercise. The exercise of an Option may be for less than the full number of shares of Common Stock subject to such Option, but such exercise shall not be made for less than (i) 100 shares or (ii) the total remaining shares subject to the Option, if such total is less than 100 shares. Subject to the other restrictions on exercise set forth herein, the unexercised portion of an Option may be exercised at a later date by the Optionee.

     6.7 Method of Exercise. All Options granted hereunder shall be exercised by written notice directed to the Secretary of the Company at its principal place of business or to such other person as the Committee or the Secretary of the Company may direct. Each notice of exercise shall identify the Option which the Optionee is exercising (in whole or in part) and shall be accompanied by payment of the Option Price for the number of shares specified in such notice and by any documents required by Section 8.1. The Company shall make delivery of such shares within a reasonable period of time; provided, if any law or regulation requires the Company to take any action (including, but not limited to, the filing of a registration statement under the 1933 Act and causing such registration statement to become effective) with respect to the shares specified in such notice before the issuance thereof, then the date of delivery of such shares shall be extended for the period necessary to take such action.

     6.8  Medium and Time of Payment.

     (a) The Option Price shall be payable upon the exercise of the Option in an amount equal to the number of shares then being purchased times the per share Option Price. Payment, at the

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election of the Optionee (or his Beneficiary as provided in subsection (c) of
Section 6.9), shall be (A) in cash; (B) by delivery to the Company of a certificate or certificates for shares of the Common Stock duly endorsed for transfer to the Company with signature guaranteed by a member firm of a national stock exchange or by a national or state bank or a federally chartered thrift institution (or guaranteed or notarized in such other manner as the Committee may require); (C) by instructing the Company to retain shares of Common Stock upon the exercise of the Option with a Fair Market Value equal to the exercise price as payment; or (D) by a combination of (A), (B) and (C).

     (b) If all or part of the Option Price is paid by delivery or withholding of shares of the Common Stock, on the date of such payment, the Optionee must have held such shares for at least six months from (i) the date of acquisition, in the case of shares acquired other than through a stock option or other stock award plan, or (ii) the date of grant or award in the case of shares acquired through such a plan; and the value of such Common Stock (which shall be the Fair Market Value of such Common Stock on the date of exercise) shall be less than or equal to the total Option Price payment. If the Optionee delivers Common Stock with a value that is less than the total Option Price, then such Optionee shall pay the balance of the total Option Price in cash.

     (c) In addition to the payment of the purchase price of the shares then being purchased, an Optionee also shall pay in cash (or have withheld from his normal pay) an amount equal to, or by instructing the Company to retain Common Stock upon the exercise of the Option with a Fair Market Value equal to, the amount, if any, which the Company at the time of exercise is required to withhold under the income tax or Federal Insurance Contributions Act tax withholding provisions of the Code, of the income tax laws of the state of the Optionee's residence, and of any other applicable law.

     6.9 Effect of Termination of Service, Disability or Death. Except as provided in subsections (a), (b) and (c) below, no Option shall be exercisable unless the Optionee thereof shall have been a Director from the date of the granting of the Option until the date of exercise; provided, the Committee, in its sole discretion, may waive the application of this Section and, instead, may provide a different expiration date or dates in an Option Agreement.

     (a) Termination of Service. In the event an Optionee ceases to be a Director for any reason other than death or Disability, any Option or unexercised portion thereof granted to him shall terminate on and shall not be exercisable after the earliest to occur of (i) the expiration date of the Option, (ii) three months after the date the Optionee ceases to be a Director or
(iii) the date on which the Company gives notice to such Optionee of termination of his service as a Director if service is terminated by the Company or by its shareholders for Cause (an Optionee's resignation in anticipation of termination of service by the Company or by its shareholders for Cause shall constitute a notice of termination by the Company); provided, the Committee may provide in the Option Agreement that such Option or any unexercised portion thereof shall terminate sooner. Notwithstanding the foregoing, in the event that an Optionee's service as a Director terminates for a reason other than death or Disability at any time after a Change of Control, the term of all Options of that Optionee shall be extended through the end of the three-month period immediately following the date of such termination of service. Prior to the earlier of the dates specified in the preceding sentences of this subsection (a), the Option shall be exercisable only in accordance with its terms and only for the number of shares exercisable on the date of termination of service as a Director. The question of whether an authorized leave of absence or absence for military or government service or for any other reason shall constitute a termination of service as a Director for purposes of the Plan shall be determined by the Committee, which determination shall be final and conclusive.

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     (b) Disability.  Upon the termination of an Optionee's service as a
Director due to Disability, any Option or unexercised portion thereof granted to him which is otherwise exercisable shall terminate on and shall not be exercisable after the earlier to occur of (i) the expiration date of such Option, or (ii) one year after the date on which such Optionee ceases to be a Director due to Disability; provided, the Committee may provide in the Option Agreement that such Option or any unexercised portion thereof shall terminate sooner. Prior to the earlier of such date, such Option shall be exercisable only in accordance with its terms and only for the number of shares exercisable on the date such Optionee's service as a Director ceases due to Disability.

     (c) Death. In the event of the death of the Optionee (i) while he is a Director, (ii) within three months after the date on which such Optionee's service as a Director is terminated (for a reason other than Cause) as provided in subsection (a) above, or (iii) within one year after the date on which such Optionee's service as a Director terminated due to his Disability, any Option or unexercised portion thereof granted to him which is otherwise exercisable may be exercised by the Optionee's Beneficiary at any time prior to the expiration of one year from the date of death of such Optionee, but in no event later than the date of expiration of the option period; provided, the Committee may provide in the Option Agreement that such Option or any unexercised portion thereof shall terminate sooner. Such exercise shall be effected pursuant to the terms of this Section as if such Beneficiary is the named Optionee.

     6.10 Restrictions on Transfer and Exercise of Options. No Option shall be assignable or transferable by the Optionee except (i) by transfer to a Beneficiary upon the death of the Optionee, or (ii) by transfer from the Optionee to a spouse, lineal ascendant or lineal descendant of the Optionee or a spouse of a lineal ascendant or descendant of the Optionee, and any purported transfer (other than as excepted above) shall be null and void. After the death of an Optionee and upon the death of the Optionee's Beneficiary, an Option shall be transferred only by will or by the laws of descent and distribution. During the lifetime of an Optionee, the Option shall be exercisable only by him; provided, however, that in the event the Optionee is incapacitated and unable to exercise Options, such Options may be exercised by such Optionee's legal guardian, legal representative, fiduciary or other representative whom the Committee deems appropriate based on applicable facts and circumstances.

     6.11 Rights as a Shareholder. An Optionee shall have no rights as a shareholder with respect to shares covered by his Option until date of the issuance of the shares to him and only after the Option Price of such shares is fully paid. Unless specified in Article 7, no adjustment will be made for dividends or other rights for which the record date is prior to the date of such issuance.

     6.12 No Obligation to Exercise Option. The granting of an Option shall impose no obligation upon the Optionee to exercise such Option.

     6.13 Acceleration. The Committee shall at all times have the power to accelerate the vesting date of Options previously granted under this Plan.

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                                 ARTICLE 7
                   ADJUSTMENTS UPON CHANGES IN CAPITALIZATION

          7.1 Recapitalization. In the event that the outstanding shares of the Common Stock of the Company are hereafter increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of a recapitalization, reclassification, stock split, combination of shares or dividend payable in shares of the Common Stock, the following rules shall apply:

          (a) The Committee shall make an appropriate adjustment in the number and kind of shares available for the granting of Options under the Plan.

          (b) The Committee also shall make an appropriate adjustment in the number and kind of shares as to which outstanding Options, or portions thereof then unexercised, shall be exercisable; any such adjustment in any outstanding Options shall be made without change in the total price applicable to the unexercised portion of such Option and with a corresponding adjustment in the Option Price per share. No fractional shares shall be issued or optioned in making the foregoing adjustments, and the number of shares available under the Plan or the number of shares subject to any outstanding Options shall be the next lower number of shares, rounding all fractions downward.

          (c) If any rights or warrants to subscribe for additional shares are given pro rata to holders of outstanding shares of the class or classes of stock then set aside for the Plan, each Optionee shall be entitled to the same rights or warrants on the same basis as holders of the outstanding shares with respect to such portion of his Option as is exercised on or prior to the record date for determining shareholders entitled to receive or exercise such rights or warrants.

          7.2 Reorganization. Subject to any required action by the shareholders, if the Company shall be a party to any reorganization involving merger, consolidation, acquisition of the stock or acquisition of the assets of the Company which does not constitute a Change of Control, the Committee, in its discretion, may declare that:

          (a) any Option granted but not yet exercised shall pertain to and apply, with appropriate adjustment as determined by the Committee, to the securities of the resulting corporation to which a holder of the number of shares of the Common Stock subject to such Option would have been entitled;

          (b) any or all outstanding Options granted hereunder shall become immediately nonforfeitable and fully exercisable or vested (to the extent permitted under federal or state securities laws); and/or

          (c) any or all Options granted hereunder shall become immediately nonforfeitable and fully exercisable or vested (to the extent permitted under federal or state securities laws) and are to be terminated after giving at least 30 days' notice to the Optionees to whom such Options have been granted.

          7.3 Dissolution and Liquidation. If the Board adopts a plan of dissolution and liquidation that is approved by the shareholders of the Company, the Committee shall give each Optionee written notice of such event at least ten days prior to its effective date, and the rights of all Optionees shall become immediately nonforfeitable and fully exercisable or vested (to the extent permitted under federal or state securities laws).

          7.4 Limits on Adjustments. Any issuance by the Company of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of the Common Stock subject to any Option, except as specifically provided otherwise in this Article. The grant of Options pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge, consolidate or dissolve, or to liquidate, sell or transfer all or any part of its business or assets. All adjustments the Committee makes under this Article shall be conclusive.


                                   ARTICLE 8
               AGREEMENT BY OPTIONEE AND SECURITIES REGISTRATION

          8.1 Agreement. If, in the opinion of counsel to the Company, such action is necessary or desirable, no Options shall be granted to any Optionee, and no Option shall be exercisable, unless, at the time of grant or exercise, as applicable, such Optionee (i) represents and warrants that he will acquire the Common Stock for investment only and not for purposes of resale or distribution, and (ii) makes such further representations and warranties as are deemed necessary or desirable by counsel to the Company with regard to holding and resale of the Common Stock. The Optionee shall, upon the request of the Committee, execute and deliver to the Company an agreement or affidavit to such effect. Should the Committee have reasonable cause to believe that such Optionee did not execute such agreement or affidavit in good faith, the Company shall not be bound by the grant of the Option or by the exercise of the Option. All certificates representing shares of Common Stock issued pursuant to the Plan shall be marked with the following restrictive legend or similar legend, if such marking, in the opinion of counsel to the Company, is necessary or desirable:

     The shares represented by this certificate [have not been registered under the Securities Act of 1933, as amended, or the securities laws of any state and] are held by an "affiliate" (as such term is defined in Rule 144 promulgated by the Securities and Exchange Commission under the Securities Act of 1933, as amended) of the Corporation. Accordingly, these shares may not be sold, hypothecated, pledged or otherwise transferred except (i) pursuant to an effective registration statement under the Securities Act of 1933, as amended, and any applicable securities laws or regulations of any state with respect to such shares, (ii) in accordance with Securities and Exchange Commission Rule 144, or (iii) upon the issuance to the Corporation of a favorable opinion of counsel or the submission to the Corporation of such other evidence as may be satisfactory to the Corporation that such proposed sale, assignment, encumbrance or other transfer will not be in violation of the Securities Act of 1933, as amended, or any applicable securities laws of any state or any rules or regulations thereunder. Any attempted transfer of this certificate or the shares represented hereby which is in violation of the preceding restrictions will not be recognized by the Corporation, nor will any transferee be recognized as the owner thereof by the Corporation.

If the Common Stock is (A) held by an Optionee who ceases to be an "affiliate," as that term is defined in Rule 144 of the 1933 Act, or (B) registered under the 1933 Act and all applicable state securities laws and regulations as provided in
Section 8.2, the Committee, in its discretion and with the advice of counsel, may dispense with or authorize the removal of the restrictive legend set forth above or the portion thereof which is inapplicable.

          8.2 Registration. In the event that the Company in its sole discretion shall deem it necessary or advisable to register, under the 1933 Act or any state securities laws or regulations, any shares with respect to which Options have been granted hereunder, then the Company shall take such action at its own expense before delivery of the certificates representing such shares to an Optionee. In such event, and if the shares of Common Stock of the Company shall be listed on any national securities exchange or on Nasdaq at the time of the exercise of any Option, the Company shall make prompt application at its own expense for the listing on such stock exchange or Nasdaq of the shares of Common Stock to be issued.


                                   ARTICLE 9
                                 EFFECTIVE DATE

          The Plan shall be effective as of the Effective Date, and no Options shall be granted hereunder prior to said date. Adoption of the Plan shall be approved by the shareholders of the Company at the earlier of (i) the annual meeting of the shareholders of the Company which immediately follows the date of the first grant or award of Options hereunder, or (ii) 12 months after the adoption of the Plan by the Board. Shareholder approval shall be made by a majority of the votes cast at a duly held meeting at which a quorum representing a majority of all outstanding voting stock is, either in person or by proxy, present and voting on the Plan, or by the written consent in lieu of a meeting of the holders of a majority of the outstanding voting stock or such greater number of shares of voting stock as may be required by the Company's articles or certificate of incorporation and bylaws and by applicable law; provided, however, such shareholder approval, whether by vote or by written consent in lieu of a meeting, must be solicited substantially in accordance with the rules and regulations in effect under Section 14(a) of the 1934 Act. Failure to obtain such approval shall render the Plan and any Options granted hereunder null and void ab initio.


                                   ARTICLE 10
                           AMENDMENT AND TERMINATION

          10.1 Amendment and Termination By the Board. Subject to Section 10.2 below, the Board shall have the power at any time to add to, amend, modify or repeal any of the provisions of the Plan, to suspend the operation of the entire Plan or any of its provisions for any period or periods or to terminate the Plan in whole or in part. In the event of any such action, the Board shall prepare written procedures which shall govern the administration of the Plan resulting from such addition, amendment, modification, repeal, suspension or termination.

          10.2 Restrictions on Amendment and Termination. Notwithstanding the provisions of Section 10.1 above, no addition, amendment, modification, repeal, suspension or termination shall adversely affect, in any way, the rights of the Optionees who have outstanding Options without the consent of such Optionees.


                                   ARTICLE 11
                            MISCELLANEOUS PROVISIONS

          11.1 Application of Funds. The proceeds received by the Company from the sale of the Common Stock subject to the Options granted hereunder will be used for general corporate purposes.

          11.2 Notices. All notices or other communications by an Optionee to the Committee pursuant to or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Committee at the location, or by the person, designated by the Committee for the receipt thereof.

          11.3 Term of Plan. Subject to the terms of Article 10, the Plan shall terminate upon the later of (i) the complete exercise or lapse of the last outstanding Option, or (ii) the last date upon which Options may be granted hereunder.

          11.4 Compliance with Rule 16b-3. This Plan is intended to be administered and operated in compliance with the requirements of Rule 16b-3 as promulgated under Section 16 of the 1934 Act.

          11.5 Governing Law. The Plan shall be governed by and construed in accordance with the laws of the State of Georgia.

          11.6 Additional Provisions By Committee. The Option Agreements authorized under the Plan may contain such other provisions, including, without limitation, restrictions upon the exercise of an Option, as the Committee shall deem advisable.

          11.7 Plan Document Controls. In the event of any conflict between the provisions of an Option Agreement and the Plan, the Plan shall control.

          11.8 Gender and Number. Wherever applicable, the masculine pronoun shall include the feminine pronoun, and the singular shall include the plural.

          11.9 Headings. The titles in this Plan are inserted for convenience of reference; they constitute no part of the Plan and are not to be considered in the construction hereof.

          11.10 Legal References. Any references in this Plan to a provision of law which is, subsequent to the Effective Date of this Plan, revised, modified, finalized or redesignated, shall automatically be deemed a reference to such revised, modified, finalized or redesignated provision of law.

          11.11 No Rights to Perform Services. Nothing contained in the Plan, or any modification thereof, shall be construed to give any individual any rights to perform services for the Company or any parent or subsidiary corporation of the Company.

          11.12 Unfunded Arrangement. The Plan shall not be funded, and except for reserving a sufficient number of authorized shares to the extent required by law to meet the requirements of the Plan, the Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any grant under the Plan.

             ADOPTED BY BOARD OF DIRECTORS ON __________ ___ , 1997

             APPROVED BY SHAREHOLDERS AS OF ____________ ___, 1997

                                   EXHIBIT A

                                 NONQUALIFIED STOCK OPTION NO. __________



                                NOVA CORPORATION
                        1996 DIRECTORS STOCK OPTION PLAN

                      NONQUALIFIED STOCK OPTION AGREEMENT


          This Nonqualified Stock Option Agreement (the "Agreement") is entered
into as of the ____ day of ___________________,   ________, by and between NOVA
Corporation (the "Company") and
_______________________________________________________   ("Optionee").


                              W I T N E S S E T H:

          WHEREAS, the Company (which term as used herein shall include any parent or subsidiary of the Company) has adopted the NOVA Corporation 1996 Directors Stock Option Plan (the "Plan") which is administered by the Company's Board of Directors (the "Committee"); and

          WHEREAS, effective as of _________________,   _______, the Committee
granted to Optionee a nonqualified stock option under, and in accordance with, the terms of the Plan to reward Optionee for his efforts on behalf of the Company and to encourage his continued loyalty and diligence; and

          WHEREAS, to comply with the terms of the Plan and to further the interests of the Company and Optionee, the parties hereto have set forth the terms of such option in writing in this Agreement;

          NOW, THEREFORE, for and in consideration of the premises and mutual promises herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties agree as follows:

          1.  Grant of Option.  Effective as of _________________,   ________,
the Optionee was granted a nonqualified stock option under the Plan. Under that option and subject to the terms and conditions set forth herein, Optionee shall have the right to purchase _______ shares of the common stock of the Company (the "Common Stock"); such _______ shares hereinafter are referred to as the "Optioned Shares", and this option hereinafter is referred to as the "Option". The Option is intended to be a nonqualified stock option.

          2.  Option Price.  The price per share for each of the Optioned Shares
shall be $________________   (the "Option Price"), which is 100% of the per
share Fair Market Value of the Optioned Shares on the date of grant specified above.

          3.  Exercise of Option.

          (a) General. The Option may be exercised by Optionee's delivery to the Secretary of the Company of a written notice of exercise executed by Optionee (the "Notice of Exercise"). The Notice of Exercise shall be substantially in the form set forth as Appendix A, attached hereto and made a part hereof, and shall identify the Option and the number of Optioned Shares that are being exercised.

          (b) Beginning of Exercise Period. The Option first shall become exercisable (i.e., vested) according to the following schedule; provided, if Optionee ceases to be a director of the Company, his rights with regard to all non-vested Options under this schedule shall cease immediately; and further provided, Optionee's rights with regard to all non-vested Options shall cease at such time and upon such terms and conditions, if any, as are set forth in Attachment I attached hereto and made a part hereof:

          (i) As of the first anniversary of the date of grant of the Option, Optionee shall have the right to exercise 25% of the Optioned Shares;

          (ii) As of the second anniversary of the date of grant of the Option, Optionee shall have the right to exercise an additional 25% of the Optioned Shares;

          (iii) As of the third anniversary of the date of grant of the Option, Optionee shall have the right to exercise an additional 25% of the Optioned Shares; and

          (iv) As of the fourth anniversary of the date of grant of the Option, Optionee shall have the right to exercise the remainder of the Optioned Shares.

Notwithstanding the foregoing, the Option shall become 100% vested immediately upon the death or Disability of Optionee or upon a Change of Control of the Company.

          (c) Partial Exercise. Optionee may exercise the Option for less than the full number of exercisable Optioned Shares, but such exercise may not be made for less than 100 shares or the total remaining shares subject to the Option, if less than 100 shares.

          4. Termination of Option. Notwithstanding any provisions to the contrary herein, and except as otherwise specified in Attachment I (if any) hereto, the Option shall not be exercisable either in whole or in part after the earliest of:

          (a)  Ten years from the date of grant;

          (b) The date that is immediately prior to the first anniversary of the date on which Optionee dies (i) while a director of the Company, (ii) within the three-month period that begins on the date on which Optionee ceases to be a director of the Company for any reason other than death or Disability or (iii) within the one-year period that begins on the date on which Optionee ceases to be a director of the Company due to Disability;

          (c) The date of expiration of the one-year period that begins on the date on which Optionee ceases to be a director of the Company due to Disability; provided, if Optionee dies during such one-year period, the terms of subsection
(b) shall control;

          (d) The date of expiration of the three-month period that begins on the date on which Optionee ceases to be a director of the Company for any reason other than death or Disability; provided, if Optionee dies during such three-month period, the terms of subsection (b) shall control;

          (e) The date on which the Company gives notice (or is deemed to have given notice) to Optionee of his termination of service as a director for Cause, all as described in Section 6.9(a) of the Plan; or

          (f) Such other earlier date as may be required under the terms of the Plan or set forth in Attachment I hereto.

          5. Option Non-Transferable. The Option shall not be transferable by Optionee other than by (i) by transfer to a Beneficiary upon the death of the Optionee, or (ii) by transfer from the Optionee to a spouse, lineal ascendant or lineal descendant of the Optionee or a spouse of a lineal ascendant or descendant of the Optionee, and any purported transfer (other than as excepted above) shall be null and void. After the death of the Optionee and upon the death of the Optionee's Beneficiary, the Option may be transferred by will or by the laws of descent and distribution. During the lifetime of Optionee, the Option shall be exercisable only by Optionee (or, if he becomes disabled or otherwise incapacitated, by the guardian of his property or his duly appointed attorney-in-fact), and shall not be assignable or transferable by Optionee and, subject to Section 6 hereof, no other person shall acquire any rights in the Option.

          6. Death of Optionee and Transfer of Option. Except as otherwise specified in Attachment I (if any) hereto, in the event of the death of Optionee while a director of the Company, within a period of one year after the termination of his service as a director of the Company due to Disability, or within a three-month period after the director ceases to be a director of the Company for any reason other than for Cause, all or any of the unexercised portion of the Option owned by the deceased Optionee may be exercised by Optionee's Beneficiary at any time prior to the first anniversary of the date of the death of Optionee, but in no event later than the date as of which such Option expires pursuant to Section 4 hereof. Such exercise shall be effected in accordance with the terms hereof as if such Beneficiary was Optionee herein.
The Optionee agrees that the following individual shall initially be his
Beneficiary:

        Name:     ________________________________
        Address:  ________________________________
                  ________________________________
                  ________________________________

Any subsequent modification of the Optionee's Beneficiary shall be made pursuant to the terms and provisions of the Plan.

          7.  Medium and Time of Payment of Option Price.

          (a) General. The Option Price shall be payable by Optionee (or his Beneficiary in accordance with Section 6 hereof) upon exercise of the Option and shall be paid in cash, in shares of the Common Stock or by instructing the Company to retain shares of Common Stock as payment, or any combination thereof.

          (b) Payment in Shares of the Common Stock. If Optionee pays all or part of the Option Price with shares of the Common Stock, the following conditions shall apply:

          (i) Optionee shall deliver to the Secretary of the Company a certificate or certificates for shares of the Common Stock duly endorsed for transfer to the Company with signature guaranteed by a member firm of a national stock exchange or by a national or state bank (or guaranteed or notarized in such other manner as the Committee may require);

          (ii) Optionee must have held any shares of the Common Stock used to pay the Option Price for at least six months prior to the date such payment is made;

          (iii) Such shares shall be valued on the basis of the fair market value of the Common Stock on the date of exercise pursuant to the terms of the Plan; and

          (iv) The value of such Common Stock shall be less than or equal to the Option Price. If Optionee delivers Common Stock with a value that is less than the Option Price, then Optionee shall pay the balance of the Option Price in a form allowed under subsection (a) above.

In addition to the payment of the Option Price, Optionee also shall pay in cash (or have withheld from his normal pay) an amount equal to, or by instructing the Company to retain Common Stock upon the exercise of the Option with a Fair Market Value equal to, the amount, if any, which the Company at the time of exercise is required to withhold under the income tax and FICA withholding provisions of the Code and of the income tax laws of the state of Optionee's residence.

          8.  Agreement of Optionee.  Optionee acknowledges that he has read
Article 8 of the Plan and understands that certain restrictions may apply with respect to shares of the Common Stock acquired by him pursuant to his exercise of the Option (including restrictions on resale applicable to "affiliates" under Rule 144 of the Securities Act of 1933, as amended, and restrictions on resale applicable to shares of the Common Stock that have not been registered under the Securities Act of 1933, as amended, and applicable state securities laws). Optionee hereby agrees to execute such documents and take such actions as the Company may require with respect to state and federal securities laws and any restrictions on the resale of such shares which may pertain.

          9. Delivery of Stock Certificates. As promptly as practical after the date of exercise of the Option and the receipt by the Company of full payment therefor, the Company shall deliver to Optionee a stock certificate representing the shares of the Common Stock acquired by Optionee pursuant to his exercise of the Option.

          10. Notices. All notices or other communications hereunder shall be in writing and shall be effective (i) when personally delivered by courier (including overnight carriers) or otherwise to the party to be given such notice or other communication or (ii) on the third business day following the date deposited in the United States mail if such notice or other communication is sent by certified or registered mail with return receipt requested and postage thereon fully prepaid. The addresses for such notices shall be as follows:

          If to the Company:

                NOVA Corporation
                Attention: General Counsel
                Five Concourse Parkway
                Suite 700
                Atlanta, Georgia  30328

          If to Optionee:

                __________________________
                __________________________
                __________________________
                __________________________

Any party hereto, by notice of the other party hereunder, may change its address for receipt of notices hereunder.

          11. Other Terms and Conditions. In addition to the terms and conditions set forth herein, the Option is subject to and governed by the other terms and conditions set forth in the Plan which is hereby incorporated by reference. In the event of any conflict between the provisions of this Agreement and the Plan, the Plan shall control. In the event of any conflict between the provisions of this Agreement and Attachment I, Attachment I shall control.

          12.  Miscellaneous.

          (a) The granting of the Option and the execution of this Agreement shall not give Optionee any rights to similar grants in future years or any right to be retained in the service of the Company or to interfere in any way with the right of the Company to terminate Optionee's services at any time.

          (b) Unless and except as otherwise specifically provided in this Agreement, Optionee shall have no rights of a stockholder with respect to any shares covered by the Option until the date of issuance of a stock certificate to him for such shares.

          (c) If any term, provision, covenant or restriction contained in this Agreement is held by a court or a federal regulatory agency of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions contained in this Agreement shall remain in full force and effect, and shall in no way be affected, impaired or invalidated. If for any reason such court or regulatory agency determines that this Agreement will not permit Optionee to acquire the full number of Optioned Shares as provided in Section 1 hereof, it is the express intention of the Company to allow Optionee to acquire such lesser number of shares as may be permissible without any amendment or modification hereof.

          (d) This Agreement shall be construed and enforced in accordance with the laws of the State of Georgia.

          (e) This Agreement, together with the Plan, contains the entire understanding among the parties and supersedes any prior understanding and agreements between them representing the subject matter hereof. There are no representations, agreements, arrangements or understandings, oral or written, between and among the parties hereto relating to the subject matter hereof which are not fully expressed herein, or in the Plan.

          (f) Section and other headings contained in this Agreement are for reference purposes only and are in no way intended to describe, interpret, define or limit the scope, extent or intent of this Agreement or any provision hereof.

          (g) This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which shall constitute one agreement, and the signatures of any party or any counterpart shall be deemed to be a signature to, and may be appended to, any other counterpart.

          (h) All capitalized terms in this Agreement shall be construed in accordance with their defined terms under the Plan.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the first date written above.


                                 NOVA CORPORATION



                                 By:__________________________________________
                                 Title: ________________________________________



                                 OPTIONEE:


                                 _____________________________________________
                                 Signature

                                 _____________________________________________
                                 Print or type name

                                 NONQUALIFIED STOCK OPTION NO. __________



                                NOVA CORPORATION
                        1996 DIRECTORS STOCK OPTION PLAN

                      NONQUALIFIED STOCK OPTION AGREEMENT


                                  ATTACHMENT I
                ADDITIONAL TERMS AND PROVISIONS REGARDING OPTION

                                   APPENDIX A

                                NOVA CORPORATION
                        1996 DIRECTORS STOCK OPTION PLAN


           NOTICE OF EXERCISE FOR NONQUALIFIED STOCK OPTION AGREEMENT


          This Notice of Exercise is given pursuant to the terms of the
Nonqualified Stock Option Agreement, dated __________________,   ________,
between NOVA Corporation (the "Company") and the undersigned Optionee (the "Agreement"), which Agreement represents Nonqualified Stock Option No. ________ and which is made a part hereof and incorporated herein by reference.

          EXERCISE OF OPTION. Optionee hereby exercises his option to purchase _______ of his Optioned Shares. Optionee hereby delivers, or has instructed the Company to retain, as the case may be, together with this written statement of exercise, the full Option Price with respect to the exercised Optioned Shares, which consists of: [COMPLETE ONLY ONE]

          [_] cash in the total amount of $________________.

          [_] ________ shares of the Company's Common Stock delivered to the Company.

          [_] ________ shares of the Company's Common Stock retained by the Company.

          [_] cash in the total amount of $_________________ and
              _________ shares of the Company's Common Stock, delivered or retained.


          ACKNOWLEDGMENT. Optionee hereby acknowledges that, to the extent he is an "affiliate" of the Company (as that term is defined in Rule 144 promulgated under the Securities Act of 1933, as amended) or to the extent that the Optioned Shares have not been registered under the Securities Act of 1933, as amended, or applicable state securities laws, any shares of the Company's Common Stock acquired by him as a result of his exercise of the Option pursuant to this Notice are subject to, and the certificates representing such shares shall be legended to reflect, certain trading restrictions under applicable securities laws (including particularly the Securities and Exchange Commission's Rule 144), all as described in Article 8 of the Plan, and Optionee hereby agrees to comply with all such restrictions and to execute such documents or take such other actions as the Company may require in connection with such restrictions.

          Executed this ______ day of _________________, ________.

                                 OPTIONEE:

                                 _____________________________________________
                                 Signature

                                 _____________________________________________
                                 Print or Type Name

          NOVA Corporation hereby acknowledges receipt of this Notice of Exercise and receipt of payment in the form and amount indicated above, all on
this ______ day of ____________________,   ________.

                                 NOVA CORPORATION


                                 By:
                                    __________________________________________

                                 Title:
                                       _______________________________________

       PROPOSAL ___ - APPROVAL OF NOVA CORPORATION 1996 DIRECTORS
                               STOCK OPTION PLAN

GENERAL

     Effective October 17, 1996, the Board of Directors of the Company (the "Board") adopted the NOVA Corporation 1996 Directors Stock Option Plan (the "Directors Plan"), subject to approval by the stockholders. The Directors Plan was amended and restated by the Board retroactively effective as of October 17, 1996, on March __, 1997. The Directors Plan is intended to further the growth and development of the Company by encouraging directors of the Company (or any parent or subsidiary corporation of the Company) who are not employees of the Company (or any parent or subsidiary corporation of the Company) and not designated by a 5% or more shareholder of the Company to obtain a proprietary interest in the Company through the purchase of the Company's Common Stock. The Company believes that the Directors Plan will afford the Company a means of attracting individuals of outstanding quality to serve on the Board and on the
board of directors of parent and subsidiary corporations of the Company.   The
Company also believes that the Directors Plan will provide those individuals with an added incentive to continue to serve as directors of the Company or parent or subsidiary corporation of the Company and will stimulate their efforts in promoting growth, efficiency and profitability of the Company. If the Directors Plan is approved by the stockholders, the Directors Plan will become effective as of October 17, 1996. See "Anticipated Options Which Will Be Granted" below.

     The following summary of the principal features and effects of the Directors Plan does not purport to be complete and is subject to, and qualified in its entirety by reference to, the text of the Directors Plan which is set forth in Exhibit ___.

TYPES OF AWARDS

     Only nonqualified stock options may be granted under the Directors Plan.

ADMINISTRATION

     The Directors Plan will be administered and interpreted by the Board. The Board will have authority (i) to determine the terms and provisions of agreements evidencing Options granted under the Directors Plan (which will not be inconsistent with the terms of the Plan), (ii) to interpret the provisions of and prescribe, amend and rescind any rules and regulations relating to the Directors Plan, and (iii) to make all determinations necessary or advisable for the administration of the Directors Plan, all of which determinations will be final, binding and conclusive; provided, however, no member of the Board shall administer or interpret any Option granted to such director or participate in any decision relating to the exchange of Options granted to such director.

ELIGIBILITY AND GRANTS OF OPTIONS

     Under the terms of the Directors Plan, only directors of the Company or directors of a parent or subsidiary corporation of the Company who are not employees of the Company or any parent or subsidiary corporation of the Company and who were not appointed by a 5% or more shareholder of the Company are eligible to receive Options. As of October 17, 1996, there were four directors eligible for the granting of Options and each of these persons would be granted an Option effective October 17, 1996 upon approval of the Directors Plan by the stockholders. See "Anticipated Options Which Will Be Granted" below.

     Under the terms of the Directors Plan, subject to the approval of the Board, an eligible director will be granted Options as follows: (i) upon an eligible director's initial election to the Board, the eligible director will receive an Option to purchase 2,000 shares of Common Stock; (ii) upon beginning any term of service as a director, the eligible director will receive an Option to purchase a number of shares of Common Stock equal to a fraction, the numerator of which is 2,000 multiplied by the number of full or partial calendar months to be served in such eligible director's initial term, and the denominator of which shall be 12.

     Each eligible director serving as a director as of October 17, 1996 will, subject to the approval of the Board, receive an Option under (i) above as if such eligible director had initially become a director on October 17, 1996 and shall also receive an Option under (ii) above as if such eligible director had begun a new term on October 17, 1996, with such new term to end as of the date on which the eligible director's current term would have otherwise ended.

     Notwithstanding the above provision to the contrary, an individual who becomes an eligible director by virtue of simultaneously becoming a member of the Board and a member of the board of directors of a parent or subsidiary corporation of the Company, or who continues as an eligible director by virtue of simultaneously being elected or appointed to a new term on the Board and on the board of directors of a parent or subsidiary corporation of the Company, shall only be granted an Option by virtue of such eligible director's service on the Board, and not by virtue of such eligible director's service on the board of directors of a parent or subsidiary corporation of the Company.

     Under the terms of the Directors Plan, the Board in its sole discretion may grant new Options to purchase shares of Common Stock to a Director in exchange for the voluntary surrender by such Director of Options previously granted to such Director under the terms and provisions outlined above, where such new Options shall contain exercise periods, expiration dates, vesting periods, number of shares subject to option, and other terms and provisions which are exactly identical to the exercise periods, expiration dates, vesting periods, number of shares subject to option, and other terms and provisions of the Options surrendered, with the sole exception that the Option Price under the new Options granted shall be the Fair Market Value of the Common Stock on the date the new Options are granted rather than on the date the surrendered Options were granted. For purposes of interpreting the preceding sentence, it is intended that any new Options granted in lieu of surrendered Options would be exactly identical to the surrendered Options if such surrendered Options had originally specified an Option Price equal to the Fair Market Value of the Common Stock on the date the new Options are granted rather than on the date the surrendered Options were granted. Thus, for example, the Optionee will vest in such newly granted Options on the same date and in the same manner as he would have vested in the surrendered Options, the Optionee will be able to exercise the newly granted Options on the same date and in the same manner as he would have vested in the surrendered Options, and the Optionee's newly granted Options shall expire on the same date and in the same manner as would his surrendered Options.

SHARES AVAILABLE

     The stock underlying the Options is the Common Stock of the Company. Subject to readjustment as provided in the Director's Plan, up to 150,000 shares of Common Stock, in the aggregate, may be granted or purchased under the Directors Plan, and the unexercised portion of shares of Common Stock allocable to expired or terminated options under the Directors Plan may again become subject to Options under the Directors Plan. As of March __, 1997, the market value of the Common Stock was $_______ per share.

TERMS OF OPTIONS

     OPTION PRICE. The purchase price of the Common Stock underlying each Option granted under the Directors Plan will be the fair market value (as determined under the Directors Plan) of the Common Stock on the date the Option is granted.

     VESTING. Each Option granted under the Directors Plan will become exercisable (i.e., vested) in the following manner: (i) as of the first anniversary of the grant date, the optionee shall have the right to exercise the Option with respect to 25% of the shares subject to such Option; (ii) as of the second anniversary of the grant date, the optionee shall have the right to exercise the Option with respect to an additional 25% of the shares subject to such Option; (iii) as of the third anniversary of the grant date, the optionee shall have the right to exercise the Option with respect to an additional 25% of the shares subject to such Option, and (iv) as of the fourth anniversary of the grant date, the optionee shall have the right to exercise the Option with respect to the remainder of the shares subject to such Option. However, all non-vested Options, or portions thereof, previously granted to an optionee immediately vest upon the optionee becoming "Disabled" (as defined in the Directors Plan), or upon his death or upon a "Change of Control" of the Company. See "Change of Control" below. Other than as provided above, if an optionee ceases to be a director of the Company, his rights with regard to the non-vested portion of each Option shall cease immediately.

     TERM AND EXERCISE OF OPTIONS. The term of any Option will commence on the date the Option is granted and shall expire following the tenth anniversary of the grant date. No Option may be granted under the Directors Plan ten years from the date the Directors Plan is adopted by the Board. An Option granted under the Directors Plan may be exercised for less than the full number of shares of Common Stock subject to such Option, provided that no Option may be exercised for less than (i) 100 shares or (ii) the total remaining shares subject to the Option, if less than 100 shares. Upon exercise of an Option, an optionee must pay for the Common Stock subject to the exercise. Payment may be made in cash, in Common Stock (including the retention by the Company of optioned shares of Company Common Stock with a fair market value equal to the exercise price), or by a combination of the foregoing.

     TRANSFERS. The Directors Plan does not permit an optionee to sell, assign or otherwise transfer Options except by transfer to a "Beneficiary" at the death of the optionee or transfer from the optionee to a spouse or lineal ascendant or lineal descendent of the optionee or a spouse of such a person, and any other purported transfer is null and void; Options are exercisable during the optionee's life only by the optionee (except as provided above or unless optionee is incapacitated and unable to exercise the Options).

     TERMINATION OF SERVICE AS DIRECTOR. Vested Options generally must be exercised by the earlier of: (i) three months after the optionee ceases to be in the service of the Company or any parent or subsidiary as a director for any reason other than death, "disability" (as defined in the Directors Plan) or for "cause" (as defined in the Directors Plan) unless the optionee dies within this three month period; (ii) the expiration date of the Option; (iii) immediately upon the removal of the optionee as a director of the Company or a parent or subsidiary for "cause"; (iv) one year after the date on which the optionee ceases to be a director due to "disability" unless the optionee dies within this one year period; or (v) one year after the death of an optionee who dies (a) while he is a director, (b) within three months after the date on which the optionee's service as a director is terminated (other than for "cause" as defined in the Directors Plan) or (c) within one year after the date on which such optionee's service as a director is terminated due to "disability."

AMENDMENT AND TERMINATION

     The Board has the power at any time to add to, amend, modify or repeal any of the provisions of the Directors Plan, to suspend the operation of the entire Directors Plan or any of its provisions for any period or periods or to terminate the Directors Plan in whole or in part. In the event of any such action, the Board shall prepare written procedures which shall govern the administration of the Plan resulting from such addition, amendment, modification, repeal, suspension or termination. Notwithstanding any provision to the contrary above, no addition, amendment, modification, repeal, suspension or termination shall adversely affect, in any way, the rights of the optionees who have outstanding Options without the consent of such optionees.

     The Directors Plan will terminate on the later of (a) the complete exercise or lapse of the last outstanding Option granted under the Directors Plan or (b) the last date upon which Options may be granted under the Directors Plan (which may not be later than ten years from the earlier of the date on which the Directors Plan is approved by the stockholders or is adopted by the Board), subject to its earlier termination by the Board at any time.

CHANGE OF CONTROL

     For purposes of the Directors Plan, the term "Change of Control" is defined to mean any one of the following events:

     (1) The acquisition by a Person (including "affiliates" and "associates" of such Person, but excluding the Company, any "parent" or "subsidiary" of the Company, or any employee benefit plan of the Company or of any "parent" or "subsidiary" of the Company) of a sufficient number of shares of the Common Stock, or securities convertible into the Common Stock, whether through direct acquisition of shares or by merger, consolidation, share exchange, reclassification of securities or recapitalization of or involving the Company or any "parent" or "subsidiary" of the Company, to constitute the Person the actual or beneficial owner of greater than 20% of the Common Stock, but only if such acquisition occurs without prior approval by the directors of the Company specified in subsection (2) below; or

     (2) The Company's directors who were either (i) directors as of October 17, 1996 or (ii) who became directors subsequent to October 17, 1996 but whose election to the Board was approved by directors who were directors of the Company as of October 17, 1996 fail to constitute at least a majority of the members of the Board of Directors of the Company; or

     (3) Any sale, or other transfer, of all or substantially all of the assets of the Company or of any "significant subsidiary" (as defined in Rule 1.02 of the Regulation S-X promulgated under the 1934 Act) of the Company to a Person described in subsection (1) above, but only if such transaction occurs without the approval of the directors of the Company specified in subsection (2) above; or

     (4) The filing by an individual or entity of an application with any regulatory authority having jurisdiction over the ownership of the Company in connection with any transaction by such individual or entity to acquire 20% or more of the combined voting power of the Company's then outstanding securities without the prior approval of the Company's directors specified in subsection
(2) above.

ADJUSTMENTS

     In the event of changes in the number of outstanding shares of Common
Stock by reason of a recapitalization, reclassification, stock dividend or split, an appropriate and equitable adjustment will be made by the Board to the number and kind of shares subject to Options, to the formula pursuant to which Options are granted and to the number and kind of shares remaining available for issuance pursuant to Options granted under the Directors Plan.

     Additionally, in the event that the Company is involved in a reorganization involving a merger, consolidation, acquisition of the stock or acquisition of the assets of the Company that does not constitute a Change of Control, the Board in its discretion may declare that outstanding Options shall apply to the securities of the resulting corporation and that outstanding Options are nonforfeitable and fully exercisable or vested and are to be terminated after giving at least 30 days notice to all optionees. If the Company is dissolved, all of the rights of all optionees will become immediately nonforfeitable and exercisable through the date of dissolution.

FEDERAL INCOME TAX CONSEQUENCES

     The Company intends that the tax effects of any stock option granted under the Directors Plan should be determined under Section 83 of the Code. The following is a brief description of the consequences under the Code of the receipt or exercise of nonqualified Options.

     NONQUALIFIED OPTIONS. Neither the Company nor the optionee has income tax consequences from the initial issuance of nonqualified Options. Generally, in the tax year when an optionee exercises nonqualified Options, the optionee recognizes ordinary income in the amount by which the fair market value of the shares at the time of exercise exceeds the option price for such shares. The Company will have a deduction in the same amount as the ordinary income recognized by the optionee in the Company's tax year in which or with which the optionee's tax year (of exercise) ends.

     If an optionee exercises a nonqualified Option by paying the option price with previously acquired Company Common Stock, the optionee will recognize income (relative to the new shares he is receiving) in two steps. In the first step, a number of new shares equivalent to the number of older shares tendered (in payment of the nonqualified Option exercised) is considered to have been exchanged in accordance with Section 1036 of the Code and the rulings thereunder, and no gain or loss is recognized. In the second step, with respect to the number of new shares acquired in excess of the number of old shares tendered, the optionee will recognize income on those new shares equal to their fair market value less any non-stock consideration tendered.

     The new shares equal to the number of the older shares tendered will receive the same basis the optionee had in the older shares, and the optionee's holding period with respect to the tendered older shares will apply to those new shares. The excess new shares received will have a basis equal to the amount of income recognized by the optionee by exercise, increased by any non stock consideration tendered. Their holding period will commence upon the exercise of the option.

     ERISA. The Directors Plan is not, and is not intended to be, an employee benefit plan or qualified retirement plan. The Directors Plan is not, therefore, subject to the Employee Retirement Income Security Act of 1974, as amended, nor is it subject to Section 401(a) of the Code.

EFFECTIVE DATE OF DIRECTORS PLAN

     The Directors Plan will become effective as of October 17, 1996, subject to approval by the stockholders.

ANTICIPATED OPTIONS WHICH WILL BE GRANTED

     The table set forth below shows the grants of Options that are automatically made by the Directors Plan effective as of October 17, 1996, subject to approval by the stockholders of the Directors Plan:


                               NEW PLAN BENEFITS
               NOVA CORPORATION 1996 DIRECTORS STOCK OPTION PLAN

============================================================================
                                              Dollar             Number of
        Name and Position                    Value($)             Shares
----------------------------------------------------------------------------
 Non-Employee Director Group (1)
============================================================================

(1) The Non-Employee Director Group is composed of the four current outside directors of the Company. See "Proposal 1 - Election of Directors."

(2) The dollar value of the Options represents the positive spread between the exercise price of the Options (which will be the closing sale price of the Common Stock on the New York Stock Exchange on October 17, 1996) and the closing sale price on December ___, 1996.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE PROPOSAL TO ADOPT THE NOVA CORPORATION 1996 DIRECTORS STOCK OPTION PLAN.